Exhibit 5.4


                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007



                                 August 10, 2000


To:  The Persons Listed on Schedule A Attached Hereto

Re:        ANRC Auto Owner Trust 2000-A

Ladies and Gentlemen:

         We have acted as special counsel to AutoNation Receivables Corporation (the "Company") and AutoNation Financial Services Corp. ("ANFS"), in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, (i) the Sale and Servicing Agreement dated as of August 10, 2000 (the "Sale and Servicing Agreement") among the Company, ANRC Auto Owner Trust 2000-A, as issuer (the "Issuer" or the "Trust"), ANFS, as Servicer and Custodian, and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"), (ii) the Receivables Purchase Agreement dated as of August 10, 2000 (the "Purchase Agreement") between the Company and ANFS, (iii) the Indenture dated as of August 10, 2000 (the "Indenture") between the Issuer and the Indenture Trustee, (iv) the Administration Agreement dated as of August 10, 2000 (the "Administration Agreement") by and among the Issuer, ANFS, as Administrator, the Company and the Indenture Trustee, (v) the Amended and Restated Owner Trust Agreement dated as of August 10, 2000 (the "Trust Agreement") between the Company, as Depositor and The Bank of New York (Delaware), as owner trustee (the "Owner Trustee"), (vi) the Insurance Agreement dated as of August 10, 2000 (the "Insurance Agreement") among the Trust, ANFS, individually, as Servicer, as Administrator and as Custodian, the Company, the Indenture Trustee, the Owner Trustee and MBIA Insurance Corporation (the "Insurer"), (vii) the Securities Account Control Agreement dated as of August 10, 2000 (the "Securities Account Control Agreement") among the Trust, the Indenture Trustee and The Chase Manhattan Bank, as securities intermediary, (viii) the Custodial Agreement dated as of August 10, 2000 (the "Custodial Agreement") among the Trust, ANFS, as Custodian and Servicer, the Indenture Trustee and World Omni Financial Corp., (ix) the Underwriting Agreement dated August 3, 2000 (the "Underwriting Agreement") among ANFS, the Company and First Union Securities, Inc., as representative of the underwriters identified therein (the "Underwriters"), (x) the $167,692,000 ANRC Auto Owner Trust 2000-A, 6.72462% Class A-1 Asset-Backed Notes (the "Class A-1 Notes"), (xi) the $227,084,000 ANRC Auto Owner Trust 2000-A, 7.00% Class A-2 Asset-Backed Notes (the "Class A-2 Notes"), (xii) the $196,340,000 ANRC Auto Owner Trust 2000-A, 7.06% Class A-3 Asset-Backed Notes (the "Class A-3 Notes")

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The Parties Listed on Schedule A Hereto
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and (xiii) the $100,615,000 ANRC Auto Owner Trust 2000-A, 7.15% Class A-4
Asset-Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"). We have also acted as special counsel to the Company and ANFS in connection with the preparation of the Registration Statement (Registration No. 333-81615) filed on Form S-3 with the Securities and Exchange Commission on June 25, 1999, as amended to the date hereof (the "Registration Statement") and the Base Prospectus, dated August 3, 2000 (the "Base Prospectus"), as supplemented by the Prospectus Supplement thereto, dated August 3, 2000 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Final Prospectus").

                     Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Sale and Servicing Agreement, and if not defined therein, the meanings assigned thereto in the Indenture, and if not defined therein, the meanings assigned thereto in the Trust Agreement. The documents specified in clauses (i) through (ix) are collectively referred to herein as the "Operative Documents". Unless otherwise specified herein, (i) "Applicable Laws" means the laws, rules and regulations of the State of New York and the United States of America; (ii) the term "Governmental Authority" means any legislative, judicial, administrative or regulatory body of the State of New York or the United States; (iii) the term "Governmental Approval" means any consent, approval, waiver, license, authorization or other action by or filing with any Governmental Authority pursuant to Applicable Laws; and (iv) the term "New York UCC" means the Uniform Commercial Code as currently in effect in the State of New York.

                     In rendering the opinions expressed below, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Operative Documents, the Registration Statement, the Final Prospectus and a specimen form of each class of Notes in book-entry form. We have also examined originals or copies (certified or otherwise identified to our satisfaction) of such agreements, documents and records, and other certificates, opinions and instruments, as we have deemed relevant and necessary as a basis for the opinions expressed below. We have relied, as to factual matters, solely and without independent investigation, on the representations, covenants and other provisions of the documents and on the oral or written statements, covenants and representations of officers and other representatives of the Company and ANFS and others and we have assumed the compliance by such parties with such provisions, statements, covenants and representations.

                     In such examination, we have assumed, without independent investigation, (i) the genuineness of all signatures (including endorsements),
(ii) the proper legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies

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The Parties Listed on Schedule A Hereto
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and the authenticity of the originals of such latter documents, (iv) that such documents (whether originals or photostatic copies) have not been amended or modified since the date they were submitted to us by written or oral agreement of the parties thereto, by the conduct of the parties thereto, or otherwise, (v) that the parties to the documents (other than the Company and ANFS, to the extent of our opinions set forth in paragraphs (i) and (iii) below) had the power, corporate or other, to enter into and perform all obligations thereunder,
(vi) that such documents have been duly authorized by all requisite action, corporate or other, and that such documents have been duly executed, delivered and, as applicable, authenticated by the parties thereto (other than the Company and ANFS, to the extent of our opinions set forth in paragraphs (v) and (vi) below), which parties (other than the Company and ANFS) we assume were duly organized and are validly existing and in good standing; (vii) such documents constitute valid and binding obligations of such parties, enforceable against such parties (other than (a) ANFS and the Company to the extent of our opinions set forth in paragraphs (v) and (vi) below, (b) the Trust to the extent of our opinion set forth in paragraph (vii) below, (c) WOFCO, to the extent of our opinion set forth in paragraph (xxi) below and (d) the Owner Trustee to the extent of our opinion set forth in paragraph (xxii) below), (viii) there are no other agreements or arrangements that will alter the terms and conditions of such documents; and (ix) the execution, delivery and performance of such documents by each party (other than ANFS and the Company, to the extent of our opinions set forth in paragraph (ix) below) and the consummation of the transactions contemplated thereby will not conflict with, result in a breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a default under or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of, (x) the charter and by-laws or similar organizational documents of such party, (y) any indenture, contract, lease, mortgage, deed of trust, judgment, order, decree or other instrument or agreement to which such party is a party or by which such party is bound, or (z) any law, order, rule or regulation applicable to such party of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over such party. We have also assumed without independent investigation that (i) as to all parties (other than ANFS and the Company, to the extent of our opinion set forth in paragraph (viii) below) no authorization, consent or other approval of or notice to or filing with any court, governmental authority or regulatory body is required to authorize, or is required in connection with, the execution, delivery and performance of such documents by such parties and that the execution, delivery and performance of such documents by such parties will not violate any law, rule or regulation, consent, order or decree of any governmental authority, (ii) there has not been any fraud, duress, undue influence or material mistake of facts and (iii) none of the Company, ANFS, the Underwriters or any other Person will undertake a course of conduct inconsistent with the Prospectus or the Operative Documents.

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The Parties Listed on Schedule A Hereto
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                     Based on the foregoing, and subject to the further
qualifications stated herein, we are of the opinion, as of the date hereof, that:

                     (i) the Company (a) is a corporation validly existing and in good standing under the laws of the State of Delaware and (b) has full corporate power and authority to own its properties and conduct its business, in each case, as described in the Final Prospectus;

                     (ii) the Company is duly qualified to do business and is in good standing in each jurisdiction listed on Exhibit A-1 hereto, which states represent all the states in which its ownership or lease of property or the conduct of its business requires such qualification, except such states where the failure to be so qualified and in good standing is not reasonably likely to have a material adverse effect on the performance of its obligations under the Operative Documents;

                     (iii) ANFS (a) is a corporation validly existing and in good standing under the laws of the State of Delaware and (b) has corporate power and authority to own its properties and conduct its business, in each case, as described in the Final Prospectus;

                     (iv) ANFS is duly qualified to do business and is in good standing in each jurisdiction listed on Exhibit A-2 hereto, which states represent all the states in which its ownership or lease of property or the conduct of its business requires such qualification, except such states where the failure to be so qualified and in good standing is not reasonably likely to have a material adverse effect on the performance of its obligations under the Operative Documents;

                     (v) each of the direction by the Company to the Indenture Trustee to authenticate the Notes and the direction by the Company to the Owner Trustee to execute the Notes has been duly authorized by the Company and, when the Notes have been duly executed and delivered by the Owner Trustee and, when authenticated by the Indenture Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture;

                     (vi) each Operative Document to which the Company or ANFS is a party has been duly authorized by all necessary corporate action of the Company or ANFS, as applicable, has been duly and validly executed and delivered by the Company or ANFS, as applicable, and each Operative Document to which the Company or ANFS is a party other than the Trust Agreement constitutes the legal, valid and binding agreement of the Company or ANFS, as applicable, enforceable against

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           the Company or ANFS, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto;

                     (vii) assuming due authorization, execution and delivery of each Operative Document by the parties thereto (other than the Company and ANFS), each Operative Document other than the Trust Agreement constitutes, and when the Notes have been executed by the Trust and authenticated and delivered by the Indenture Trustee under the Indenture, the Notes will constitute, the legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto;

                     (viii) no Governmental Approval by any Governmental Authority is required for (a) the execution, delivery and performance by the Company of the Operative Documents to which it is a party, (b) the execution, delivery and performance by ANFS of the Operative Documents to which is a party or (c) the consummation of the transactions contemplated by the Operative Documents by either ANFS or the Company, except, in each case (i) such Governmental Approvals as have been obtained and made under the Securities Act of 1933, as amended (the "Securities Act"), (ii) such Governmental Approvals as may be required under state securities or "blue sky" laws of any jurisdiction in connection with the offer and sale of the Notes, as to which we express no opinion, and (iii) such other Governmental Approvals as have already been obtained;

                     (ix) the execution, delivery and performance of the Operative Documents to which it is a party by the Company and the execution, delivery and performance of the Operative Documents to which it is a party by ANFS will not conflict with, or constitute a default under or violate, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or ANFS, respectively pursuant to the (i) terms of the

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           Certificate of Incorporation or the By-Laws of either the Company or
           ANFS, respectively or (ii) to our knowledge, any statute, rule, regulation or order of any Governmental Authority, or any material agreement or instrument of which we are aware to which ANFS or the Company is a party or by which ANFS or the Company or any of their respective properties is bound, which, in either case would have a material adverse effect on ANFS or the Company;

                     (x) to our knowledge, there is no litigation, proceeding or governmental investigation pending or overtly threatened against ANFS or the Company before any court, administrative agency or other tribunal having jurisdiction over ANFS or the Company, (i) that is required to be disclosed in the Registration Statement, (ii) asserting the invalidity of any Operative Document or the Notes,
           (iii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Operative Documents or (iv) which would reasonably be expected to materially and adversely affect the performance by the Company or ANFS of its obligations under, or the validity or enforceability of, the Operative Documents or the Notes;

                     (xi) assuming that the Contracts are in substantially one of the forms attached hereto as Exhibit B, the Contracts are "chattel paper" as defined in the New York UCC;

                     (xii) the provisions of the Receivables Purchase Agreement are effective to create a valid security interest under and as defined in Section 1-201(37) of the New York UCC, in favor of the Company, in ANFS' rights in the Contracts and the proceeds thereof (subject to Section 9-306 of the New York UCC) as security for the obligations of ANFS thereunder;

                     (xiii) the provisions of the Sale and Servicing Agreement are effective to create a valid security interest under and as defined in Section 1-201(37) of the New York UCC, in favor of the Trust, in the Company's rights in the Contracts and the proceeds thereof (subject to Section 9-306 of the New York UCC) as security for the obligations of the Company thereunder;

                     (xiv) the provisions of the Indenture are effective to create a valid security interest under and as defined in Section 1-201 (37) of the New York UCC, in favor of the Indenture Trustee, in the Trust's rights in the Contracts and the proceeds thereof (subject to Section 9-306 of the New York UCC) as security for the obligations of the Trust thereunder;

                     (xv) the Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

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                     (xvi) the Indenture has been duly qualified under the
           Trust Indenture Act;

                     (xvii) neither the Trust nor the Company is and, after giving effect to the issuance and sale of the Notes and the Residual Interest Certificate and the application of the proceeds thereof, as described in the Final Prospectus, neither the Trust nor the Company will be, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") or a company "controlled by" an "investment company" within the meaning of the Investment Company Act;

                     (xviii) the Registration Statement was declared effective under the Securities Act as of October 5, 1999 and, we are not aware of any stop order suspending the effectiveness of the Registration Statement or any part thereof. To our knowledge, no proceedings for that purpose have been instituted or are overtly threatened by the Commission and any required filing of the Final Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule. Each of the Registration Statement and the Final Prospectus complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. To our knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Final Prospectus which are not described as required or any contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

                     (xix) the Class A-1 Notes are "Eligible Securities" as such term is defined in Rule 2a-7(a)(10) promulgated by the Securities and Exchange Commission under the Investment Company Act;

                     (xx) the statements contained in the Final Prospectus under the captions "Summary--ERISA Considerations" and "ERISA Considerations", insofar as such statements constitute matters of law or legal conclusions and except to the extent qualified therein, are correct in all material respects; and

                     (xxi) assuming the due authorization, execution and delivery of the Custodial Agreement by the parties thereto (other than ANFS), the Custodial Agreement constitutes the legal, valid and binding agreement of World Omni Financial Corp. ("WOFCO"),

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The Parties Listed on Schedule A Hereto
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           enforceable against WOFCO, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

                     (xxii) assuming the due authorization, execution and delivery of the Insurance Agreement by the parties thereto (other than ANFS and the Company), the Insurance Agreement constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable against the Owner Trustee, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

                     We are members of the Bar of the State of New York and we do not purport to be experts on or express any opinion herein concerning, any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America; provided that we give no opinion with respect to the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act, or the Trust Indenture Act, other than to the extent set forth in paragraphs (xv) through (xix). With respect to any matters concerning the Delaware General Corporation Law involved in the opinions set forth above, we draw your attention to the fact that we are not admitted to practice law in the State of Delaware and are not experts in the law of such jurisdiction, and that any such opinions concerning the Delaware General Corporation Law are based upon our reasonable familiarity with the Delaware General Corporation Law and as a result of our prior involvement in transactions concerning such laws. Without limiting the generality of the foregoing, we express no opinion herein as to the laws of any other jurisdiction.

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          The foregoing opinions are subject to the following qualifications:

           (a) In rendering the opinions expressed in paragraphs (viii) and (xv) through (xix) we express no opinion as to any authorization, approval or consent which the Company or ANFS may be required to obtain as a result of the involvement of other parties in the transactions contemplated by the Operative Documents because of their legal or regulatory status or because of any other facts specifically pertaining to them. Such opinions relate only to authorizations, approvals, consents and other actions required under those Applicable Laws.

           (b) The foregoing opinions are qualified to the extent that (i) certain of the remedies provided in the Operative Documents may be limited by or rendered unenforceable under applicable laws and judicial decisions, but said laws and decisions do not, in our opinion, make the remedies provided therein inadequate as a whole for the practical realization of the benefits intended thereby (except for the economic consequences of procedural or other delay);
(ii) no opinion is expressed as to the validity, legally binding nature or enforceability of any provision of the Operative Documents (A) with respect to indemnification to the extent the enforcement thereof contravenes public policy,
(B) to the extent such provision purports to confer subject matter jurisdiction upon any federal court, (C) to the extent that any such provisions may be deemed to cover matters under the federal or state securities laws or (D) the waiver of inconvenient forum with respect to proceedings in any United States District Court located in the State of New York; and (iii) no opinion is expressed as to
(A) clauses relating to severability or similar clauses, (B) any clause stating that rights and remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies, (C) compliance with, or any governmental filing, approval, authorization, license or consent required by, any state securities law, any state or federal taxation law, or any local, regional or municipal laws, rules or ordinances, (D) any law (1) the violation of which would not have a material adverse effect on the ability of any party to perform its obligations under the Operative Documents or (2) to which any such party may be subject as a result of any other Person's (rather than of another such party's) legal or regulatory status or any such other Person's involvement in the transactions contemplated by the Operative Documents, (E) ERISA, whether any particular purchaser of the Notes will or will not be treated as an "employee benefit plan" as defined under ERISA, or a "plan", as defined under the Code or will or will not be treated as investing plan assets and (F) whether the issuance of the Notes or the holding of any Notes by any particular purchaser constitutes a violation of the prohibited transaction rules of ERISA or the Code for which no statutory exception or administrative exemption applies.

           (c) Our opinions in paragraph (i)(a), (ii), (iii)(a) and (iv) are based solely upon certificates of good standing issued by the Secretary of State of the relevant jurisdiction.

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           (d) our opinion in paragraph (x) is based solely upon an officer's certificate of each of ANFS and the Company.

           (e) Our opinions in paragraphs (vi), (vii), (xxi) and (xxii) are limited in that we express no opinion as to the enforceability of any provision in the Operative Documents which (A) provides for the compounding of interest,
(B) restricts access to legal or equitable remedies, (C) purports to establish evidentiary standards, (D) purports to appoint any Person as the attorney-in-fact of any other Person, (E) provides for service of process by service upon a designated third party, (F) provides that any of the Operative Documents may only be amended, modified or waived in writing, (G) states that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies, (H) provides that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, (I) waives rights or remedies which, as a matter of law, cannot be waived, (J) provides for set-off unless there is mutuality between the parties, (K) provides that the applicable Operative Document is to be governed by or construed in accordance with the laws of any jurisdiction, other than the enforceability against the Company and ANFS of the choice of New York law in the Operative Documents if such question were determined by a court of the State of New York applying New York law in a properly presented and decided case, (L) imposes penalties or forfeitures, (M) requires payment of attorneys' fees, except to the extent such fees are reasonable or (N) provides that liability under the applicable Operative Document shall not be affected by actions or failures to act on the part of the party seeking to impose such liability, any other secured party or any agent, delegate or successor of any of the foregoing.

           (f) We express no opinion as to (i) the creation, perfection or priority of any security interest in any collateral (except the opinions which we expressed relating to creation of a security interest in paragraphs (xii) through (xiv)), (ii) the existence of, rights in (except the opinions which we expressed relating to creation of a security interest in paragraphs (xii) through (xiv)), or title to, any collateral or (iii) the accuracy of the factual description of any collateral.

           (g) We have assumed that the Contracts exist and that each of ANFS, the Company and the Trust has sufficient rights in the Contracts and the proceeds thereof for the security interest of each of the Company, the Trust and the Indenture Trustee, to attach, and we express no opinion as to the nature or extent of ANFS's, the Company's or the Trust's rights in, or title to, any of the Contracts or the proceeds thereof.

           (h) Our opinions above are limited to the extent that Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by the debtor after the commencement of a case under the Federal Bankruptcy Code may be

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subject to a security interest arising from a security agreement entered into by the debtor before the commencement of the case.

           (i) Our opinions set forth in paragraphs (xii) through (xiv) are above are limited to Article 9 of the New York UCC, and therefore such opinions do not address (i) laws of jurisdictions other than New York, (ii) laws of the State of New York except for Article 9 of the New York UCC, (iii) collateral of a type not subject to Article 9 of the New York UCC, (iv) transactions excluded from Article 9 of the New York UCC by Section 9-104 thereof and (v) the question of which law governs the perfection of security interests granted in the collateral covered by this opinion letter.

           (j) We note that security interests referenced in paragraphs (xii) through (xiv) may be subject to the claims and defenses of account debtors.

           (k) The qualification of any opinion herein by the use of the words "to our knowledge" or "of which we are aware" means the conscious awareness of facts or other relevant information by any lawyer in our firm involved in the transactions contemplated by the Operative Documents. Except as specifically and expressly set forth herein, we have not undertaken any investigation to determine the existence of such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

           (l) We assume that none of the Company, ANFS or any other Person will undertake a course of conduct inconsistent with the Registration Statement, the Final Prospectus and the Operative Documents.

           (m) Our opinion set forth in paragraph (xx), to the extent it relates to federal law is based on current provisions of the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder, the Internal Revenue Code of 1986, the Treasury Regulations promulgated thereunder, published pronouncements of the Department of Labor and Internal Revenue Service, and case law. Any rules set forth in any of the foregoing authorities may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Department of Labor, the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by such opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions.

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August 10, 2000
Page 12


                     The opinion, expressed herein shall be effective only as of the date of this opinion letter. We do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and assume no responsibility for advising you of any changes in the legal authorities or in the facts with respect to any matters described in this opinion letter that may occur subsequent to the date of this opinion letter or of the discovery subsequent to the date of this opinion letter of information not previously known to us pertaining to the events occurring prior to the date of this opinion letter or the discovery of an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

                     The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein.
These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.


                                Very truly yours,

                                /s/ WEIL, GOTSHAL $ MANGES LLP

                                                                   SCHEDULE A
                               List of Addressees
                               ------------------

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

The Chase Manhattan Bank,
as Indenture Trustee
450 West 33rd Street
14th Floor
New York, New York 10001

ANRC Auto Owner Trust 2000-A
c/o The Bank of New York (Delaware)
White Clay Center
Route 273
Newark, Delaware 19711

Chase Securities Inc.
270 Park Aveune
7th Floor
New York, New York 10017

First Union Securities, Inc.
301 South College Street
Charlotte, North Carolina  28288

Banc of America Securities LLC
100 North Tryon Street
NC1-007-10-07
Charlotte, North Carolina  28255-0001

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010

AutoNation Receivables Corporation
110 South East 6th Street
Fort Lauderdale, Florida 33301

AutoNation Financial Services Corp.
100 South East 6th Street
Fort Lauderdale, Florida 33301

Moody's Investors Service
99 Church Street
New York, New York 10007

Standard & Poor's
55 Water Street
New York, New York 10041

                                                                  Exhibit A-1


                     As of the date of this opinion the Company is qualified to do business as a foreign corporation in Florida.

                                                                   Exhibit A-2


                     As of the date of this opinion ANFS is qualified to do business as a foreign corporation in the following states:


                                     Alabama
                                     Arizona
                                   California
                                    Colorado
                                     Florida
                                     Georgia
                                      Idaho
                                    Illinois
                                      Iowa
                                    Maryland
                                    Michigan
                                    Minnesota
                                     Nevada
                                   New Jersey
                                    New York
                                 North Carolina
                                      Ohio
                                    Oklahoma
                                 South Carolina
                                    Tennessee
                                      Texas
                                    Virginia
                                   Washington

                                                                   Exhibit B

                               Forms of Contracts